Exhibit 99.1

PRESS RELEASE

Tranzyme Pharma Announces Resignation of Chief Financial Officer

RESEARCH TRIANGLE PARK, NC (December 5, 2012) — Tranzyme Pharma (NASDAQ: TZYM), today announced that Richard I. Eisenstadt, Vice President, Finance and Chief Financial Officer, has resigned effective January 4, 2013, to pursue a new career opportunity.

“On behalf of the entire team at Tranzyme Pharma, I would like to thank Rich for his many years of hard work and dedication at the Company during his tenure as CFO. Since joining Tranzyme in 2003, Rich has been a valuable member of our executive team. We wish him the best in his future endeavor,” said Vipin K. Garg, Ph. D., President and CEO of Tranzyme Pharma.

Upon the effective date of Mr. Eisenstadt’s resignation, Tranzyme’s Controller, Rhonda L. Stanley will perform the duties of principal financial officer and principal accounting officer of the Company.

About Tranzyme Pharma

Tranzyme Pharma is a clinical-stage biopharmaceutical company focused on discovering, developing and commercializing novel, mechanism-based therapeutics for the treatment of upper gastrointestinal (GI) motility disorders. While approximately 40 percent of people in the U.S. are affected by these persistent and recurring conditions which disrupt the normal movement of food throughout the GI tract, there are a limited number of safe and effective treatment options. Tranzyme is developing TZP-102, an oral ghrelin agonist for treating the symptoms associated with chronic upper GI motility disorders. Tranzyme is currently enrolling patients in a Phase 2b trial (DIGEST) evaluating TZP-102 given prior to meals in diabetic patients with gastroparesis; top-line data are expected in the first half of 2013. By leveraging its proprietary drug discovery technology, MATCH™, Tranzyme is committed to pursuing first-in-class medicines to address areas of significant unmet medical needs.

Further information about Tranzyme Pharma can be found on the Company’s web site at www.tranzyme.com.

Forward-Looking Statements

Statements in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, including the timing of the availability of data from our clinical trial of TZP-102, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks related to enrollment and successful completion of our trials, risk of unforeseen side effects, risks related to our collaborations and risks related to regulatory approval of new drug candidates. Further information on these and other factors that could affect the company’s financial results is contained in our public filings with the Securities and Exchange Commission (SEC) from time to time, including our Form 10-Q for the quarter ended September 30, 2012 which was filed with the SEC on November 9, 2012, and subsequent filings with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Corporate Inquiries:
Susan Sharpe
Director, Corporate Communications
(919) 328-1109
ssharpe@tranzyme.com

Investor Inquiries:
David Carey
Lazar Partners, Ltd.
(212) 867-1768
dcarey@lazarpartners.com